EX-23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the current report (Form 8-K) of Novagen Solar Inc. (formerly Pickford Minerals, Ltd.) of our report dated July 13, 2009 with respect to the financial statements of Novagen Solar (Canada) Ltd., for the period from February 14, 2009 (inception) to March 31, 2009.



Vancouver, Canada                                         "Chang Lee LLP"
July 13, 2009                                             Chartered  Accountants